EXHIBIT 11


                         CENTURY TELEPHONE ENTERPRISES, INC.

                         COMPUTATIONS OF EARNINGS PER SHARE

                                                      Year ended December 31,
          ______________________________________________________________________
                                                      1993      1992      1991
          ______________________________________________________________________
                                                      (expressed in thousands,
                                                      except per share amounts)
          Income before cumulative effect of
             changes in accounting principles       $ 69,004    59,973    37,419
          Dividends applicable to preferred stock        (24)      (24)      (24)
          ______________________________________________________________________

          Income before cumulative effect of
             changes in accounting principles
             applicable to common stock               68,980    59,949    37,395
          Dividends applicable to preferred stock         24        24        24
          Interest on 6% convertible debentures,
             net of taxes                              4,583     4,201         -
          ______________________________________________________________________

          Income before cumulative effect of
             changes in accounting principles
             as adjusted for purposes of
             computing fully diluted earnings
             per share                              $ 73,587    64,174    37,419
          ======================================================================

          Net income                                $ 69,004    44,305    37,419
          Dividends applicable to preferred stock        (24)      (24)      (24)
          ______________________________________________________________________

          Net income applicable to common stock       68,980    44,281    37,395
          Dividends applicable to preferred stock         24        24        24
          Interest on 6% convertible debentures,
             net of taxes                              4,583         -         -
          ______________________________________________________________________

          Net income as adjusted for purposes of
             computing fully diluted earnings
             per share                              $ 73,587    44,305    37,419
          ======================================================================

          Weighted average number of shares:
             Outstanding during period                50,512    47,982    46,583
             Common stock equivalent shares              694       518       722
          ______________________________________________________________________

          Number of shares for computing primary
             earnings per share                       51,206    48,500    47,305
          Incremental common shares attributable
             to additional dilutive effect of
             convertible securities                    4,686     4,314       127
          ______________________________________________________________________

          Number of shares as adjusted for purposes
             of computing fully diluted earnings
             per share before cumulative effect of
             changes in accounting principles         55,892    52,814    47,432
          Less antidilutive effect of 6% convertible
             debentures                                    -    (4,161)        -
          ______________________________________________________________________

          Number of shares as adjusted for purposes
             of computing fully diluted earnings
             per share                                55,892    48,653    47,432
          ======================================================================


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                         CENTURY TELEPHONE ENTERPRISES, INC.

                         COMPUTATIONS OF EARNINGS PER SHARE



                                                   Year ended December 31,
          _________________________________________________________________
                                                    1993     1992     1991
          _________________________________________________________________
          Primary earnings per share:

             Income before cumulative effect
               of changes in accounting
               principles                        $  1.35      1.23     .79
             Cumulative effect of changes
               in accounting principles                -      (.32)      -
          _________________________________________________________________
          Primary earnings per share             $  1.35       .91     .79
          =================================================================

          Fully diluted earnings per share:

             Income before cumulative effect
               of changes in accounting
               principles                        $  1.32      1.22     .79
             Cumulative effect of changes
               in accounting principles                -      (.31)      -
          _________________________________________________________________

          Fully diluted earnings per share       $  1.32       .91     .79
          =================================================================


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